DATED 7th September 2022

LOAN AGREEMENT FROM A DIRECTOR TO A COMPANY (Unsecured Loan)

Between

(1) Bubblr Limited

and

(2) Stephen Morris

THIS AGREEMENT is dated

BETWEEN:

(1)	Bubblr Limited (the “Borrower”) with 09012621 and 15 Westferry Circus, London, E14 4HD and

(2)	Stephen Morris (the “Lender”) being a Director of the Borrower of 4 Blairadam Grove, Keltybridge, Kelty, Fife, KY4 0JU.

AGREED TERMS:

1.	Definitions and Interpretation

In this Agreement:-

“Business Day”	A day other than a Saturday, Sunday or public holiday in England when banks in London are open for business;
“Commencement Day”	the date of this Agreement;
“Default”	means any event or circumstance as specified in clause 8;
“Loan”	The term loan facility made available under this Agreement;
“Maturity Date”	3 years following the date of this agreement
“Loan Amount”	£434,060

2.	The Facility

The Lender, being a Director of the Borrower agrees to provide the Borrower with a Loan under the terms of this agreement as set out in the Schedule hereto.

3.	Purpose
3.1	The Borrower shall use all sums borrowed by it under this agreement for Working Capital or as the Borrower deems appropriate.
3.2	The Lender is not obliged to monitor or verify how any amount under this agreement is used.

4.	Drawdown

The Loan is available for drawing by the Borrower in multiple tranches as available, being the sale of the Directors shares to a third party, or as and when required by agreement with the Borrower.

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5.	No Security

Notwithstanding the terms of any charge created by the Borrower to secure other sums due to the Lender, this Loan is and will remain unsecured.

6.	Repayment
6.1	The Borrower shall repay the Loan Amount and all accrued interest in full within five (5) Business Days after the Maturity date..
6.2	Without any obligation upon the Lender to do so, the Lender shall be entitled to allow the Borrower extended time to pay or grant any other indulgence to the Borrower without affecting any of the rights of the Lender in whole or in part.
6.3	In the event of a Change of Control of the Borrower at any time following the Commencement Date, the Borrower shall repay the whole of the Loan Amount within thirty (30) Business Days after the date on which the Change of Control occurs

7.	Interest
7.1	The Loan shall bear interest at the rate of 0% percent.

Default

7.2	The Loan Amount plus accrued interest shall (subject to the service of notice and/or the obtaining of any court order) become immediately due and payable by the Borrower, in so far as then remaining unpaid, if any of the following events occurs:-
7.2.1	Non-payment of any payments due (including interest) within seven days from the date on which it is due.
7.2.2	Any information given or representation made by or at the request of the Borrower to the Lender proving to be inaccurate.
7.2.3	The Borrower becomes subject to an administration order or makes any voluntary arrangement with its creditors (within the meaning of the Insolvency Act 1986) or becomes bankrupt.
7.2.3	An encumbrancer takes possession, or a receiver is appointed, of any of the property or assets of the Borrower.

7.2.4     The Loan is used otherwise than as specified in this Agreement.

7.3	The Borrower shall be liable for any costs incurred by the Lender in taking any steps to obtain payment of monies due under this Agreement.
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8.	Payment

All payments made by the Borrower to the Lender under this Agreement shall be made in full without set-off and paid on the due date for that payment in sterling and in immediately cleared funds to the account of the Lender at TSB Bank SC:87-70-06 Account:75664260 or any other account as the Lender may notify the Borrower.

9.	Set-off

The Lender may set off any amounts due under this Agreement against any sums owed by the Lender to the Borrower.

10.	Assignment
10.1	The Lender may assign any of its rights hereunder, or transfer any of its rights or obligations hereunder by novation.
10.2	The Borrower may not assign any of its rights or obligations under this Agreement.

11.	Communications
11.1	All communications between the parties about the loan shall be in writing and delivered by hand or sent by pre-paid first class post to the other party’s registered office address or by electronic mail.
11.2	Communications shall be deemed to have been received:
11.2.1	if sent by pre-paid first class post, two Business Days after posting (exclusive of the day of posting); or

11.2.2   if delivered by hand, on the day of delivery; or

11.2.3   electronic acknowledgement is received by the sender.

12 Governing Law and Jurisdiction

The Agreement shall be governed by, construed and enforced in accordance with the law of England and Wales to the jurisdiction of which the parties hereto submit.

IN WITNESS WHEREOF this Agreement has been duly executed the day and year first before written

SIGNED by

/s/ Steven Morris	/s/ Steven Saunders

Stephen Morris	Steven Saunders
Lender	for and on behalf of Bubblr Limited

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SCHEDULE

Loan Amount and Repayment Schedule

Loan Amount: £434,060

Loan Date: 7th September 2022

Repayment Date: 3 years following the date of this agreement

Year-end Date	Capital Addition Amount	Capital Repayment Amount	Interest Repayment	Balance of Loan remaining
31st December 2022	£434,060

Note: $500,000 FX rate (xe.com) 1.151918 £434,060

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